Exhibit 23

                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration statement on Form S-8 of our report dated February 8, 2002 relating to the consolidated financial statements of BellSouth Corporation, which appears in BellSouth Corporation's Annual Report on Form 10-K for the year ended December 31, 2001.


                                   /s/ PricewaterhouseCoopers LLP




Atlanta, Georgia
May 7, 2002